Exhibit 4.1

UNITED TECHNOLOGIES CORPORATION,

Company

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

Supplemental Indenture No. 2

Dated as of May 4, 2015

Supplemental to the Junior Subordinated Indenture dated as of June 18, 2012

SUPPLEMENTAL INDENTURE No. 2, dated as of May 4, 2015, among UNITED TECHNOLOGIES CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (herein called the “Trustee”), under the Junior Subordinated Indenture dated as of June 18, 2012 (hereinafter called the “Original Indenture”), this Supplemental Indenture No. 2 being supplemental thereto. The Original Indenture, as supplemented by Supplemental Indenture No. 1, dated as of June 18, 2012 (“Supplemental Indenture No. 1”), and this Supplemental Indenture No. 2, and as may be further supplemented or amended from time to time, is hereinafter sometimes collectively called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance by the Company from time to time of its Securities (as defined in the Original Indenture), to be issued in one or more series as contemplated therein.

As contemplated by Sections 301 and 901(7) of the Original Indenture, the Company established a series of Securities designated initially as the “1.55% Junior Subordinated Notes due 2022” (the “Notes”) in the initial aggregate principal amount of $1,100,000,000 pursuant to Supplemental Indenture No. 1.

In accordance with Sections 7.03 and 7.05(b) of Supplemental Indenture No. 1, in connection with a Successful Remarketing of the Notes, the Interest Rate is being reset to 1.778%, the Stated Maturity is being changed to May 4, 2018, the Redemption provisions are being eliminated and the Notes are being redesignated as the “1.778% Junior Subordinated Notes due 2018.”

The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 2 to provide for a new form of the Notes for issuance after the Successful Remarketing; and all acts necessary to make this Supplemental Indenture No. 2 a legal, valid and binding agreement of the Company have been performed.

This Supplemental Indenture No. 2 is being entered into without holder consent in connection with a Successful Remarketing pursuant to Section 6.02 of Supplemental Indenture No. 1.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE No. 2 WITNESSETH:

For and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Relation to Original Indenture and Supplemental Indenture No. 1. This Supplemental Indenture No. 2 supplements and amends the Original Indenture and Supplemental Indenture No. 1 solely with respect to the Notes.

Section 1.02. Definition of Terms. For all purposes of this Supplemental Indenture No. 2:

(a) capitalized terms used and not defined herein have the meaning specified in Supplemental Indenture No. 1, or, if no meaning is specified in Supplemental Indenture No. 1, the meaning specified in the Original Indenture;

(b) a term defined anywhere in this Supplemental Indenture No. 2 has the same meaning throughout;

(c) the singular includes the plural and vice versa; and

(d) headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation and Form of Note. The Notes, as amended hereby, are hereby re-designated as a series of Securities known as the 1.778% Junior Subordinated Notes due 2018. Notwithstanding Article 4 of Supplemental Indenture No. 1, any Notes issued on or after the date hereof and the Trustee’s certificate of authentication to be endorsed on such Notes are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

Section 2.02. Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is May 4, 2018.

Section 2.03. Interest.

(a) The Notes will bear interest at the rate of 1.778% per year (the “Coupon Rate”) from and including May 4, 2015 to, but excluding, the Maturity Date.

(b) Interest on the Notes shall be payable semiannually in arrears on February 1 and August 1 of each year (each, an “Interest Payment Date”), commencing August 1, 2015, to the Person in whose name the Notes are registered at the close of business on the fifteenth day of the calendar month prior to the Interest Payment Date (whether or not a Business Day).

(c) On August 1, 2015, the first Interest Payment Date, interest on the Notes will be paid in an amount equal to (a) interest at the rate of 1.55% per year from and including May 1, 2015 to, but not including, May 4, 2015 and (b) interest at the Coupon Rate from and including May 4, 2015 to, but not including, such Interest Payment Date.

Section 2.04. Redemption. The Notes shall not be redeemable at the option of the Company.

Section 2.05 Modification of Indenture without Consent of Holders of Notes. In addition to subsections (1) through (10) of Section 901 of the Original Indenture, and Section 6.02 of the First Supplemental Indenture, without the consent of any Holder of a Note, the Company and the Trustee may amend the Notes, the Indenture (insofar as they relate to the Notes) and this Supplemental Indenture No. 2 to conform the provisions thereof or hereof to the description of the Notes contained in the preliminary prospectus supplement dated April 29, 2015, as supplemented by any free writing prospectus used in connection with the remarketing of the Notes under the section entitled “Description of the Remarketed Notes.”

ARTICLE 3

MISCELLANEOUS

Section 3.01. Ratification of Indenture. The Original Indenture, as supplemented by Supplemental Indenture No. 1 and this Supplemental Indenture No. 2, is in all respects ratified, approved and confirmed, and this Supplemental Indenture No. 2 shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided and shall together constitute one and the same instrument.

Section 3.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 2.

Section 3.03. New York Law to Govern. THIS SUPPLEMENTAL INDENTURE NO. 2 AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. Waiver of Trial by Jury. Each of the Company and the Trustee irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture No. 2 or the transactions contemplated hereby.

Section 3.05. Separability. In case any one or more of the provisions contained in the Original Indenture, Supplemental Indenture No. 1, this Supplemental Indenture No. 2 or in the Notes shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.06. Counterparts. This Supplemental Indenture No. 2 may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.07. Conflict With Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

UNITED TECHNOLOGIES CORPORATION

By	/s/ David R. Whitehouse
	Name:	David R. Whitehouse
	Title:	Vice President and Treasurer

Attest:	/s/ Charles F. Hildebrand
	Name:	Charles F. Hildebrand
	Title:	Associate General Counsel and Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By	/s/ Leslie Lockhart
	Name:	Leslie Lockhart
	Title:	Vice President

Exhibit A: Form of Note

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York 10041), a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Note is a Note in global form within the meaning of the Indenture hereinafter referred to and is registered in the name of a depository or a nominee thereof. This Note may not be exchanged in whole or in part for a Note registered, and no transfer of this Note in whole or in part may be registered, in the name of any Person other than such depository or a nominee thereof, except in the limited circumstances described in the Indenture.

UNITED TECHNOLOGIES CORPORATION

1.778% Junior Subordinated Note due 2018

CUSIP No.: [●]

ISIN NUMBER: [●]

No. [●]	$[●]

UNITED TECHNOLOGIES CORPORATION, a Delaware corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [●] DOLLARS ($[●]) on May 4, 2018 (such date is hereinafter referred to as the “Stated Maturity”), and to pay interest thereon (computed on the basis of a 360-day year comprised of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period) from and including May 1, 2015 to but not including May 4, 2015 at the rate of 1.55% per annum and from and after May 4, 2015 or the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for at the rate of 1.778% per annum, semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2015, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note

A-2

is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the fifteenth day of the calendar month immediately preceding such Interest Payment Date, regardless of whether such date is a Business Day; provided that if this Note is held by a securities depository in book-entry form, such date shall be the close of business on the Business Day immediately preceding such Interest Payment Date (the “Regular Record Date”). Notwithstanding the foregoing, interest payable at the Stated Maturity or Redemption shall be paid to the Person to whom principal is payable. If the date on which a payment of interest or principal is scheduled to be paid is not a Business Day, then that interest or principal will be paid on the following Business Day, and no interest will accrue or be paid in respect of such delay. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, all as more fully provided in the Indenture. Each payment of interest hereon shall include interest accrued from and including the issue date or the most recent preceding Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to and excluding the relevant Interest Payment Date or Maturity, as the case may be. This Note is a Security for purposes of the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

[SEAL]

UNITED TECHNOLOGIES CORPORATION

By:
Name:
Title:

Attested:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
	Title:	Authorized Signatory

Dated:

REVERSE OF NOTE

This Note (the “Note”) is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under a Junior Subordinated Indenture (the “Original Indenture”), dated as of June 18, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by Supplemental Indenture No. 1, dated as of June 18, 2012, and Supplemental Indenture No. 2, dated as of May 4, 2015, each between the Company and the Trustee, and as may be further supplemented from time to time (such indenture, as so supplemented, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of Notes and of the terms upon which the Notes are authenticated and delivered. This Note is one of the series designated on the face hereof. The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder. Additional Notes of this series may be issued from time to time hereafter.

The Notes are not subject to the operation of any sinking fund.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The provisions of Section 1402 and Section 1403 of the Original Indenture relating to defeasance and covenant defeasance, respectively, shall not apply to the Notes.

The Company will not pay any Additional Amounts to Holders of the Notes that are not U.S. persons (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of specified percentages in principal amount in certain instances of the Outstanding Securities of individual series and in other instances of all Securities at the time Outstanding, to waive on behalf of all of the Holders of Securities of such individual series or of the Holders of all Securities at the time Outstanding, as the case may be, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount, in certain instances of the Notes at the time Outstanding and in other instances of all Outstanding Securities, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of not less than a majority in principal amount of the Notes at the time Outstanding or of all Outstanding Securities, as the case may be, a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof (and premium, if any) or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or make provision as provided in Article Fourteen of the Original Indenture for the payment of the amount of principal of (and premium, if any) and interest on this Note herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

The Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Notes will be payable, the transfer of the Notes will be registerable, and the Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company or its agent maintained for such purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of principal or interest may be made at the option of the Company by wire transfer to an account designated by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment of principal of and premium, if any, and interest, if any, on this Note is expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness on the terms provided in the Indenture. Each Holder of this Note, by accepting the same, (a) covenants and agrees to be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

Except as provided in the Indenture, Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Notes in certificated form. Unless and until such Global Notes are exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository. Subject to the Indenture, prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any person acquiring a beneficial interest herein, agrees that for United States federal, state and local tax purposes it is intended that this Note constitutes indebtedness.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Note of UNITED TECHNOLOGIES CORPORATION and does hereby irrevocably constitute and appoint                     , Attorney, to transfer said Note on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.